EXHIBIT 99
FOR IMMEDIATE RELEASE
The Dolan Company Secures Five Year $205 Million Credit Facility with Expansion
Feature To $250 Million
MINNEAPOLIS, MN (Dec. 7, 2010) – The Dolan Company (NYSE:DM), a leading provider of services and business information to professionals in law, finance and real estate, said today it has secured a new five-year credit facility of $205 million that could expand to $250 million in the future.
The $205 million facility, which represents an increase from the company’s current $178 million facility, includes a $155 million revolving credit facility and a $50 million term loan. A $45 million expansion, or “accordion” provision, will allow The Dolan Company to increase borrowings for up to $45 million more under certain conditions.
The debt is intended to fund working capital, growth initiatives, and strategic acquisitions.
“The size, flexibility and length of our new credit facility reflect the strength of our cash flows and balance sheet,” said James P. Dolan, Chairman, President and Chief Executive Officer of The Dolan Company. “Although maturities on our previous credit facilities were scheduled to begin in 2012, we chose to take advantage of attractive market conditions to secure more flexible, longer term access to capital to support our ambitious growth plans.”
U.S. Bank, N.A. is the lead bank on the new credit facility. Wells Fargo Bank, N.A. is the syndication agent, with participation from Associated Bank, N.A., Bank of America, N.A., Bank of the West, and Comerica Bank.
The Dolan Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized outsourced services to the legal profession through its subsidiaries, NDeX, DiscoverReady and Counsel Press. NDeX is a leading provider of mortgage default processing services in the United States. DiscoverReady provides outsourced discovery management and document review services to major companies and their law firms. Counsel Press is the nation’s largest provider of appellate services to the legal community.
The company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted legal and professional audiences in each of the 21 geographic markets that it serves across the United States.
FOR MORE INFORMATION:
Robert J. Evans, Director of Investor Relations
(612) 317-9430, Bob.evans@thedolancompany.com
Safe Harbor Statement: This release may contain forward-looking statements that reflect the company’s current expectations and projections about future results, performance, prospects and opportunities. The words “plan”, “believe,” “may,” “anticipate,” “expect,” “continue,” “will,” “estimate,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on information currently available to the company and are subject to many risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. These risks, uncertainties and other factors include, but are not limited to, the following: the company operates in highly competitive markets and depends upon the economies and the demographics of the legal, financial and real estate sectors in the markets served, and changes in those sectors could have an adverse effect on revenues, cash flows and profitability; David A. Trott, the chairman and chief executive officer of NDeX, and certain other employees of NDeX who are also shareholders and principal attorneys of the company’s law firm customers, may under certain circumstances have interests that differ from, or conflict with, the company’s interests; NDeX’s business revenues are very concentrated, as NDeX currently provides mortgage default processing services to eight law firm customers, and if the number of case files referred by its mortgage default processing service law firm customers, or loan servicers and mortgage lenders served directly for properties located in California, decreases or fails to increase, the company’s operating results and ability to execute its growth strategy could be adversely affected; regulations, laws, bills introduced, court orders, investigations by state or federal officials, and voluntary programs or moratoria seeking to review or mitigate foreclosures in states where the company does business may have an adverse effect on or slow the company’s mortgage default processing services and public notice operations (including legislation in Michigan, Indiana and Florida, the Hope for Homeowners Act, the Emergency Economic Stabilization Act, the Streamlined Modification Program, the Homeowner Affordability and Stability Plan, the Making Home Affordable Program, the Home Affordable Modification Program, the Home Affordable Foreclosure Alternatives Program, the Protecting Tenants at Foreclosure Act, investigations by state attorneys general, and voluntary foreclosure relief programs developed by lenders, loan servicers and the Hope Now Alliance); The Dolan Company has owned and operated DiscoverReady LLC for one year and is dependent on the skills and knowledge of the individuals serving as chief executive officer and president of DiscoverReady; DiscoverReady’s business revenues are very concentrated among a few customers and if these customers choose to manage their discovery with their own staffs or other providers and if DiscoverReady is unable to develop new customer relationships, operating results and the ability to execute growth strategies for DiscoverReady may be adversely affected; The Dolan Company is dependent on its senior management team; the company intends to continue to pursue acquisition opportunities, which it may not do successfully and which may subject the company to considerable business and financial risk, and the company may be required to incur additional indebtedness or raise additional capital to fund these acquisitions and this additional financing may not be available on satisfactory terms or at all; and growing the company may place a strain on management and internal systems, processes and controls. Please also see “Risk Factors” contained in Item 1A of the company’s annual report on Form 10-K filed with the SEC on March 8, 2010, which is available at the SEC’s Web site at www.sec.gov, for a description of these and other risks, uncertainties and factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update or revise any forward-looking statement.